UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2022

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11555 Sorrento Valley Road, Suite 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).                                                                                                                      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                            ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective March 8, 2022, the Board of Directors (the “Board”) of Organovo Holdings, Inc. (the “Company”) appointed Vaidehi Joshi to the Board as Class I Director. As a Class I Director, Ms. Joshi’s initial term will expire at the annual meeting of the Company’s stockholders to be held in 2024.

Since November 2020, Ms. Joshi has served as Director of Discovery Biology at Viscient Biosciences, Inc., where she leads bioprinting as well as medicinal chemistry efforts for the drug discovery program for NASH and the pulmonary 3D model development program. She served in previous roles at Viscient Biosciences, Inc. between October 2019 to November 2020. Ms. Joshi was previously employed at Organovo, Inc., from March 2012 through August 2019, working her way up from Research Associate to Scientist II.  Ms. Joshi has over a decade of experience in early-stage biotech companies developing unique therapeutic solutions and cutting-edge research products and cell-based therapies. In 2010, Ms. Joshi completed her master’s in biomedical engineering from University of California Los Angeles, with a specialization in Tissue Engineering and Biomaterials.

Pursuant to the Company’s non-employee director compensation program (the “Director Compensation Program”), Ms. Joshi will be eligible to receive an annual cash retainer of $50,000, pro-rated based on the date of her appointment. In accordance with the Director Compensation Program, on March 8, 2022, the date of her appointment, Ms. Joshi was granted an initial stock option award (the “Initial Option Award”) to purchase 35,000 shares of the Company’s common stock. The Initial Option Award has an exercise price equal to $3.47, the closing market price of the Company’s common stock on the grant date, and will vest quarterly over 12 quarters measured from her appointment date, subject to accelerated vesting in the event of a change of control. The Initial Option Award will be subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan, as amended, and will be subject to a stock option award agreement in the form previously approved by the Board for issuance to the Company’s non-employee directors.

The Company also entered into an indemnification agreement with Ms. Joshi. This indemnification agreement provides for indemnification and advancement of litigation and other expenses to Ms. Joshi to the fullest extent permitted by law for claims relating to her service to the Company or its subsidiaries. The indemnification agreement is identical in all material respects to the form of indemnification agreement entered into with the Company’s other directors and officers and that was filed as Exhibit 10.17 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2012.

There are no family relationships between Ms. Joshi and any of the Company’s directors or executive officers, and there were no arrangements or understandings by which Ms. Joshi was named a director. In addition, Ms. Joshi has no direct or indirect material interest in any transaction required to    be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibits

104	Cover Page Interactive Date File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2022	ORGANOVO HOLDINGS, INC.

	By:	/s/ Keith Murphy
Keith Murphy
Executive Chairman